Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-140048, 333-141982, and 333-157619 on Form S-3 and Registration Statement Nos. 333-139661 and 333-149106 on Form S-8 of Spectra Energy Corp of our report dated February 18, 2009 (January 14, 2010 as to the effects of the adoption of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 810, Consolidation, as it pertains to noncontrolling interests (previously FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements), and the related disclosures in Note 1), relating to the consolidated financial statements and financial statement schedule of DCP Midstream, LLC and subsidiaries (which report expressed an unqualified opinion and included an explanatory paragraph concerning the retrospective adjustments related to the adoption of ASC 810, Consolidation, as it pertains to noncontrolling interests (previously FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements)), appearing in the Current Report on Form 8-K of Spectra Energy Corp dated January 14, 2010.

/s/ Deloitte & Touche LLP

Denver, Colorado
January 14, 2010